Exhibit 99.3

Capital Availability

Assumes no property sales, no additional cash flow, no additional consolidated refinancings

(as of August 2, 2010)

($ thousands)
	2010	2011	2012
Capital Sources:
Line commitments combined	$713,833	$—	$—
Outstanding line balance – 8/2/10	—	—	—
Line maturity – 2/11/11 & 2/11/12 (1)	—	(113,833)	—

Line Availability	713,833	703,664	398,824
Cash balance – 8/2/10	86,600	—	—
Forward equity offering (net of costs)	225,000	—	—

Funding Availability before Capital Requirements	1,025,433	703,664	398,824

Capital Requirements:
Financing requirements – maturing consolidated debt	(147,846)	(209,132)	(250,000)
Assumed equity requirement to refinance maturing JV mortgage debt	(17,294)	(52,713)	(5,889)
Costs to complete in-process developments (2)	(42,796)	(17,995)	(4,322)
Derivative settlement	—	(25,000)	—

Total Capital Requirements	(207,936)	(304,840)	(260,211)

Total Capital Availability	$817,497	$398,824	$138,613

(1)	Assumes $600 million refinance of 2/11/12 line expiration
(2)	Net of tenant reimbursements, but exclusive of out parcel proceeds